                                          *** TEXT OMITTED AND FILED SEPARATELY
                                               CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                            200.83 AND 230.406.


                       THE MICROBIAL INFORMATION AGREEMENT


                                     BETWEEN


                           ELITRA PHARMACEUTICALS INC.


                                       AND


                              INCYTE GENOMICS, INC.

         THIS AGREEMENT is entered into as of this 30th day of June, 2000 (the "EFFECTIVE DATE") by and between ELITRA PHARMACEUTICALS INC. ("ELITRA"), a Delaware corporation, having its principal place of business at 3510 Dunhill Street, San Diego, CA 92121, and INCYTE GENOMICS, INC. ("INCYTE"), a Delaware corporation, having its principal place of business at 3160 Porter Drive, Palo Alto, CA 94304.

        WHEREAS, ELITRA desires to purchase, and Incyte is willing to sell and transfer to ELITRA, Incyte's microbial sequence database product, the PathoSeq-TM- Database, and certain related information, as more fully described herein, in order that ELITRA may use the PathoSeq-TM- Database in its drug discovery programs, develop a microbial pathogen information business and enhance the value of the PathoSeq-TM- Database by adding ELITRA's own proprietary information thereto;

        WHEREAS, Incyte intends to focus its gene sequence database business in the general area of human and other higher eukaryotic (not focused on bacterial, fungal and archaeobacterial organisms) genomic information;

        WHEREAS, concurrently herewith, ELITRA and Incyte have entered into a Technology License Agreement and a Microbial Dataflow Software License Agreement (the "Microbial Dataflow Agreement") providing for the license and implementation of certain Incyte software by ELITRA; and

        WHEREAS, Elitra desires to have access to other specified Incyte products and services, subject to the conditions and to the extent herein set forth.

        NOW, THEREFORE, Incyte and ELITRA, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         When used in this Agreement, the following definitions shall apply:

         1.1 "ACCEPTANCE DATE" shall be the date that Incyte delivers to ELITRA, and ELITRA accepts, the Microbial Information and the related Documentation, which date shall occur on or before [... *** ...]. Such information shall be delivered on a CD-ROM and/or on such other media as has been mutually agreed upon by the Parties depending upon the nature and format of the information being transferred.

         1.2 "COMMON CODE" shall have the meaning provided in the Technology License Agreement.

         1.3 "CONTRACT" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         1.4 "DOCUMENTATION" shall mean the user's manuals provided to ELITRA along with the PathoSeq-TM- Database.

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       1.

         1.5 "ELITRA AFFILIATE(S)" shall mean any company or entity controlled by, controlling, or under common control with ELITRA shall include any company one hundred percent (100%) of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by ELITRA, and any company which owns or controls, directly or indirectly, one hundred percent (100%) of the voting stock of ELITRA.

         1.6 "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). Notwithstanding the foregoing, with respect to any claim, infringement or interference, the term "Encumbrance" shall mean any claim, infringement or interference, as applicable, of which Incyte has knowledge.

         1.7 "GENOMIC DNA SEQUENCE INFORMATION" shall mean sequence information provided to ELITRA by Incyte which was (a) obtained from the first pass sequencing (in long read configuration) of a Genomic DNA Template in either the 3' or 5' direction, exclusive of vector sequences (hereinafter referred to as "Readable Sequences"), (b) all or any part of the sequence information pertaining to chromosomal region(s) of a target microbial genome arising from the sequencing of Genomic Libraries, (c) microbial genomic sequence information available to Incyte from external sources including GenBank DNA, GenBank protein and, at Incyte's discretion, such other publicly available databases and incorporated into the PathoSeq-TM- Database, or (d) sequence information otherwise provided by Incyte to ELITRA under this Agreement.

         1.8 "GENOMIC DNA TEMPLATE" shall mean a specific, purified clone from a Genomic Library prepared for sequence analysis.

         1.9 "GENOMIC LIBRARY" shall mean a collection of individual DNA clone(s) (e.g., a vector including a random insert) representative of a target microbial genome.

         1.10 "GOVERNMENTAL BODY" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         1.11 "INCYTE AFFILIATE(S)" shall mean any company or entity controlled by, controlling, or under common control with Incyte shall include any company one hundred percent (100%) of

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       2.

whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by Incyte, and any company which owns or controls, directly or indirectly, one hundred percent (100%) of the voting stock of Incyte.

         1.12 "INCYTE PROPRIETARY PROGRAMS" shall mean an internal research and development program of Incyte which (a) utilizes any or all of the technology claimed in or related to the patent applications and patents listed on EXHIBIT B, or (b) involves material investment by Incyte intended to develop discoveries, inventions, data or information (whether or not patentable) beyond that consisting of Microbial Database Information and which may result in discoveries, inventions, data or information (whether or not patentable) which are the property of Incyte. ELITRA hereby acknowledges that Incyte Proprietary Programs are independent of those services regularly performed by Incyte to produce or generate Microbial Database Information.

         1.13 "INCYTE SOFTWARE PRODUCT(S)" shall mean the LifeTools-TM-Product and the Microbial Dataflow Software (as such terms are defined in the Microbial Dataflow Agreement and Technology License Agreement).

         1.14 "LIFESEQ-REGISTERED TRADEMARK- GOLD DATABASE" shall mean Incyte's proprietary database of human Annotation Information, DNA Sequence Information and corresponding cDNA Clones as of the Effective Date subject to a grant of license rights; PROVIDED, HOWEVER, that the LifeSeq-Registered Trademark- Gold Database shall exclude Satellite Database Services and Incyte Proprietary Programs.

         1.15 "LIFETOOLS-TM- PRODUCT" shall have the meaning provided in the Technology License Agreement.

         1.16 "LINUX FARM TECHNOLOGY" shall mean a software system that provides customized scheduling functions which distribute tasks over a large number of computer systems based on Intel microprocessors and the Linux operating system.

         1.17 "MICROBIAL ANNOTATION INFORMATION" shall mean information which Incyte has the legal right to transfer to ELITRA associated with individual Genomic DNA Templates, including, but not limited to, homology information, gene cluster identifiers, annotations and publicly available microbial databases reasonably available to Incyte such as GenBank.

         1.18 "MICROBIAL DATABASE INFORMATION" shall mean all or any part of the Microbial Annotation Information and Genomic DNA Sequence Information in the PathoSeq-TM- Database; PROVIDED, HOWEVER, that the Microbial Database Information shall exclude Satellite Database Services and Incyte Proprietary Programs.

         1.19 "MICROBIAL DATABASE RAW DATA" shall mean trace file (I.E., chromatogram) data for microbial organisms sequenced by Incyte which Incyte has the legal right to transfer to Elitra, such number of organisms to be no less than [... *** ...].

         1.20 "MICROBIAL DATABASE SOURCE CODE" shall mean the source code written for the user interface of the PathoSeq-TM- Database that is unique to the PathoSeq-TM- Database, as set forth in EXHIBIT C-1 hereto, and the Oracle software for populating the PathoSeq-TM- Database.

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       3.

         1.21 "MICROBIAL DATAFLOW SOFTWARE" shall have the meaning provided in the Microbial Dataflow Agreement.

         1.22 "MICROBIAL GENE PRODUCTS" shall mean certain microbial gene products derived from the PathoSeq-TM- Database as provided to a PathoSeq-TM-Database Customer by Incyte, which generally include nucleotide or protein products or materials that are developed or derived therefrom, e.g. DNAs, partial genes, full length genes corresponding thereto, RNAs, peptides, polypeptides and proteins encoded thereby, and which are more specifically defined in each PathoSeq-TM- Database Agreement for each PathoSeq-TM- Database Customer.

         1.23 "MICROBIAL INFORMATION" shall mean the Microbial Database Raw Data, the Microbial Database Source Code, the PathoSeq-TM- Database and the Patent Application. The Microbial Information shall specifically exclude all of Incyte's and its Affiliates' right, title and interest, of whatever kind or nature, in and to the PathoSeq-TM- Database Agreements.

         1.24 "ORDER" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

         1.25 "PARTY" shall mean ELITRA or Incyte and, when used in the plural, shall mean ELITRA and Incyte.

         1.26 "PATENT APPLICATION" shall mean (a) the patent filed under Incyte internal docket number(s) PM-0008-4 US and PM-0008-4 PCT, (b) all U.S. and foreign patent applications which may be filed corresponding thereto and any and all patents issuing therefrom, and (c) all divisionals, reissues, substitutions, continuations, continuations-in-part and extensions thereof and any patents issuing thereon.

         1.27 "PATENT SEARCH MODULE" shall have the meaning provided in the Technology License Agreement.

         1.28 "PATHOSEQ-TM- DATABASE" shall mean (a) Incyte's existing proprietary database of Microbial Annotation Information and Genomic DNA Sequence Information and corresponding Genomic DNA Templates, as of the Effective Date, together with related software and documentation, as defined in EXHIBIT C, which is currently made available by Incyte on a non-exclusive basis to ELITRA and other subscribers, and (b) all improvements or updates to such proprietary database or any component thereof which Incyte is obligated to provide to the PathoSeq-TM- Database Customers pursuant to the PathoSeq-TM-Database Agreements; PROVIDED, HOWEVER, that the PathoSeq-TM- Database shall exclude (i) Satellite Database Services and Incyte Proprietary Programs, (ii) all proprietary information of ELITRA, including, without limitation, proprietary functional genomic information of ELITRA and (iii) any improvements, enhancements or additions to the PathoSeq-TM- Database developed or made by ELITRA.

         1.29 "PATHOSEQ-TM- DATABASE AGREEMENTS" shall mean those agreements in effect as of the Effective Date between Incyte and the PathoSeq-TM- Database Customers pursuant to which Incyte has granted such third parties access to the PathoSeq-TM- Database. EXHIBIT D hereto lists


                                       4.

each PathoSeq-TM- Database Agreement and sets forth the expiration date of each such PathoSeq-TM- Database Agreement.

         1.30 "PATHOSEQ-TM- DATABASE CUSTOMERS" shall mean the third parties listed on EXHIBIT D hereto.

         1.31 "PRIOR AGREEMENT" shall mean that certain PathoSeq-TM- Product Agreement between the Parties dated March 29, 2000.

         1.32 "PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         1.33 "SATELLITE DATABASE SERVICES" shall mean the research and development programs or collaborations established by Incyte, in which Incyte utilizes the PathoSeq-TM- Database and/or the LifeSeq-Registered Tradmark-Database and/or Incyte's DNA sequencing and analysis capabilities, and which are independent of database services as contemplated herein; PROVIDED, HOWEVER, that, with respect to the PathoSeq-TM- Database, "Satellite Database Services" shall only include Incyte's current contractual arrangements with the PathoSeq-TM- Database Customers under the PathoSeq-TM- Database Agreements. These programs are subject to non-disclosure obligations and involve material investment and are intended to develop incremental know-how, above and beyond that comprised by Microbial Database Information, and may result in know-how, inventions, discoveries or improvements, whether or not patentable, which are the property of Incyte or such third party. ELITRA hereby acknowledges that, with respect to the PathoSeq-TM- Database, Incyte's license under Section 2.3(a) shall include the right to perform Satellite Database Services on behalf of PathoSeq-TM- Database Customers pursuant to the PathoSeq-TM- Database Agreements.

         1.34 "SOFTWARE" as generally used herein shall mean software in various stages of development or any product thereof and includes without limitation the literal elements of a program (source code, object code, manuals, instructions or otherwise), its audiovisual components (menus, screens, structure and organization), any human or machine readable form of the program, and any writing or medium in which the program or information therein is stored, written or described, including without limitation, diagrams, flow charts, designs, drawings, specifications, models, data, development tools and routines, bug reports and customer information.

         1.35     "TRADEMARK" shall mean the trademark PathoSeq-TM-.

2.       SALE OF MICROBIAL INFORMATION; LICENSES.

         2.1      SALE OF MICROBIAL INFORMATION TO ELITRA.

                  2.1.1 On the Effective Date, Incyte shall cause to be sold, assigned, transferred, conveyed and delivered to ELITRA good and valid title to the Microbial Information, free of any Encumbrances other than the rights granted to Incyte's existing subscribers to the PathoSeq-TM-


                                       5.

Database under the PathoSeq-TM- Database Agreements, on the terms and subject to the conditions set forth in this Agreement. In addition, on the Effective Date, Incyte shall deliver to ELITRA, in such form and by such means as has been mutually agreed upon by the parties, the PathoSeq-TM- Database, the Microbial Database Raw Data, the Microbial Database Source Code and the Documentation.

                  2.1.2 On the Effective Date, Incyte shall execute and deliver to ELITRA such bills of sale, endorsements, assignments and other documents as may be necessary or appropriate to assign, convey, transfer and deliver to ELITRA good and valid title to the Microbial Information free of any Encumbrances other than the rights granted to Incyte's existing subscribers to the PathoSeq-TM- Database under the PathoSeq-TM- Database Agreements. Without limiting the generality of the foregoing, Incyte agrees to promptly execute, upon each request by ELITRA, assignment and other documents and to testify and take other acts at ELITRA's expense and as reasonably requested by ELITRA, in order to apply for and obtain, in ELITRA's name and for its benefit, any and all patents, trade secrets, or other intellectual property rights throughout the world related to the Patent Application, and to transfer, effect, confirm, perfect, record, preserve, protect and enforce all rights, titles and interests assigned hereunder.

                           (a)      ELITRA further agrees not to challenge the
ownership or the validity of the Trademark or any application for registration thereof or any trademark registration thereof or any rights of Incyte therein.

         2.2 LICENSES TO ELITRA. Subject to the terms and conditions of this Agreement, Incyte hereby grants to ELITRA:

                           (a)      an exclusive (except as set forth below),
worldwide, fully-paid, perpetual and irrevocable (unless terminated under Section 5.1) license to use the Trademark in connection with the marketing and sale of the PathoSeq-TM- Database; PROVIDED, HOWEVER, that: (i) ELITRA shall comply with all applicable laws and regulations with respect to the Trademark and shall not do or suffer to be done any act or thing that would impair Incyte's rights in the Trademark or damage the reputation for quality inherent in those rights; and (ii) ELITRA agrees not to adopt or use any other trademark, words, or symbol that features or includes the word PathoSeq or any marks which are confusingly similar to the Trademark; and PROVIDED, FURTHER, that the exclusivity of the foregoing license shall be subject to the right of Incyte to use the Trademark in connection with the PathoSeq-TM- Database Agreements during the respective terms of the PathoSeq-TM- Database Agreements; and

                           (b)      a non-exclusive, worldwide, fully-paid,
perpetual and irrevocable (unless terminated under Section 5.1) license under the patent rights specified in EXHIBIT A to develop, make, have made, use, sell, have sold, offer for sale and import the Microbial Information.

         2.3 LICENSES TO INCYTE. Subject to the terms and conditions of this Agreement, ELITRA hereby grants to Incyte:

                           (a)      a fully paid, non-exclusive, royalty-free,
perpetual and irrevocable (unless terminated under Section 5.1) license, during the respective terms of the PathoSeq-TM-


                                       6.

Database Agreements, under the Microbial Information solely to perform Incyte's obligations under the PathoSeq-TM- Database Agreements, which license shall include the right to grant sublicenses solely to the PathoSeq-TM- Database Customers in accordance with the terms of the PathoSeq-TM- Database Agreements;

                           (b)      a fully paid, non-exclusive, worldwide,
royalty-free, perpetual and irrevocable (unless terminated under Section 5.1) license, without the right to grant sublicenses, to use the PathoSeq-TM-Database to make, have made, use, sell, have sold, offer for sale and import [... *** ...] and [... *** ...] or [... *** ...] or [... *** ...]
or [... *** ...]; provided that [... *** ...] (currently named [... *** ...])
or [... *** ...] (currently named [... *** ...]) or other such [... *** ...]
or [... *** ...] on such [... *** ...] or [... *** ...] (or on [... *** ...])
to [... *** ...] from other [... *** ...] or [... *** ...]; and

                           (c)      a fully paid, non-exclusive, worldwide,
royalty-free, perpetual and irrevocable (unless terminated under Section 5.1) license, without the right to grant sublicenses, to use the PathoSeq-TM-Database for internal research purposes for the sole benefit of Incyte and the Incyte Affiliates.

         2.4 PATHOSEQ-TM- DATABASE AGREEMENTS. Incyte shall retain all right, title and interest in and to the PathoSeq-TM- Database Agreements. Incyte represents and warrants that the list of PathoSeq-TM- Database Customers is a complete list of all customers who have current licenses to the PathoSeq-TM-Database and that the expiration dates of the PathoSeq-TM-Database Agreements are true, complete and correct in all respects as of the Effective Date. From and after the Effective Date of this Agreement, Incyte shall not sell, license, sublicense or otherwise provide access to the PathoSeq-TM- Database to any subscribers or other third parties other than the PathoSeq-TM- Database Customers. [... *** ...] agrees that it shall
[... *** ...] that would [... *** ...] or any [... *** ...]. [... *** ...]
agrees to [... *** ...] to [... *** ...] that will [... *** ...] or its
[... *** ...]. In addition, [... *** ...] that, in connection with
[... *** ...] to [... *** ...] for [... *** ...], [... *** ...] shall (a)
provide [... *** ...] which may be [... *** ...] regarding the [... *** ...]
as [... *** ...] may [... *** ...] and (b) upon [... *** ...], make
[... *** ...]. Upon expiration or termination of the PathoSeq-TM- Database Agreements, [... *** ...] will [... *** ...], and shall [... *** ...] or be
[... *** ...] which [... *** ...].

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       7.

         2.5      OTHER SERVICES PROVIDED TO ELITRA.

                  2.5.1 LIFESEQ-REGISTERED TRADEMARK- GOLD DATABASE SEARCHES. At ELITRA's request, Incyte will perform homology searches against the LifeSeq-Registered Trademark- Gold Database for up to [... *** ...] sessions (up to [... *** ...] hours per session) with the number of queries to be mutually agreed upon by the Parties. ELITRA shall have, and Incyte hereby grants to ELITRA, the right (i) to use the results of the homology searches for the purpose of internal anti-bacterial and anti-fungal drug development, and (ii) to disclose to its collaborators information resulting from such homology searches solely regarding the existence of homology, the degree of homology and the name(s) or public domain functions of public domain gene(s) (i.e. the GenBank identifier) against the LifeSeq-Registered Trademark- Gold Database for the purpose of anti-bacterial and anti-fungal drug development; PROVIDED, HOWEVER, that ELITRA shall not disclose to any third party any other information from the LifeSeq-Registered Trademark- Gold Database, including, without limitation, sequence information, polymorphism information, annotation information, expression information, etc., to the extent that such information is proprietary to Incyte. Except as set forth in the preceding sentence, no rights or licenses to use any LifeSeq-Registered Trademark- Gold Database information are included. No license to any patent rights are provided for except for those in EXHIBIT A specifically licensed under the terms and conditions of this Agreement.

                  2.5.2 INCYTE CONSULTING SERVICES. Incyte shall provide ELITRA with, and the consideration paid by ELITRA to Incyte hereunder includes the right to receive, up to [... *** ...] of consulting services from Incyte (i.e. training, programming, support, computer consulting, etc.) pursuant to this Agreement, at reasonable times to be agreed upon in good faith by the parties, provided that [... *** ...] of such [... *** ...] of consulting services shall be devoted to programming support and training. Such consulting services shall be valued at the rate of $[... *** ...] per day (totaling $[... *** ...] in the aggregate for [... *** ...] of such services). As a component of such consulting services, upon ELITRA's request, Incyte shall facilitate ELITRA's re-build of the then current version of the PathoSeq-TM- Database in its entirety in a manner such that the PathoSeq-TM-Database performs data processing of microbial DNA sequence information and related protein sequence information in substantially the same manner as such data processing is currently performed at Incyte as of the Effective Date of this Agreement (the "Project"). Incyte shall consult with ELITRA to help ELITRA determine the information, personnel and materials necessary to complete the Project. ELITRA shall notify Incyte on the date that all such information, personnel and materials are available to start the Project. The start date for the Project (the "Start Date") shall be within two weeks of such notification by ELITRA to Incyte. Subject to [... *** ...] of such [... *** ...] and [... *** ...] such [... *** ...] to be determined
[... *** ...] shall [... *** ...] within [... *** ...] of the [... *** ...]
(the "Completion Date"). The [... *** ...] shall be complete when the
[... *** ...] and [... *** ...] in [... *** ...]. In connection with the completion of the Project, Incyte shall make available to ELITRA and shall provide ELITRA with professionals with significant experience appropriate for the Project. Incyte further agrees to commit [... *** ...] of dedicated, and as reasonably practical, continuous time to diligently complete the Project on or before the Completion Date. [... *** ...]

                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       8.

[... *** ...], (i) [... *** ...]; and (ii) [... *** ...]. No more than
[... *** ...] of consulting time will be deducted from ELITRA's total consulting hours to complete the Project at ELITRA. In connection with the completion of the Project, Incyte shall conduct substantially similar quality control tests as Incyte conducts in connection with the performance and functionality of the PathoSeq-TM- Database as provided by Incyte as of the Effective Date of this Agreement and shall provide ELITRA with a copy of Incyte's standard quality control documentation. At such time as the Project has been completed, [... *** ...] shall be [... *** ...]($[... *** ...]).
[... *** ...] shall [... *** ...] for any [... *** ...] at [... *** ...]until
[... *** ...]. Incyte shall make available to ELITRA consulting services for the purposes of continuing to develop and customize for ELITRA the PathoSeq-TM- Database, the Common Code, the Patent Search Module, the Linux Farm Technology, Microbial Dataflow Software, Microbial Dataflow Source Code and the LifeTools-TM- Product. Any amounts paid for these services shall count towards the service payments contemplated by Section 4.2. Incyte shall provide such services for as long as Incyte continues to provide such services to third parties as part of its business; PROVIDED, HOWEVER, that Incyte shall provide such services to ELITRA for at least [... *** ...] following the Completion Date. [... *** ...] with respect to [... *** ...] or [... *** ...], then to the extent [... *** ...]shall provide [... *** ...]
and [... *** ...].

                  2.5.3 IMPROVEMENTS AND UPDATES TO PATHOSEQ-TM- DATABASE. To the extent that Incyte is obligated to provide improvements or updates to the PathoSeq-TM- Database or any component thereof to the PathoSeq-TM- Database Customers pursuant to the PathoSeq-TM- Database Agreements, Incyte shall deliver any such improvements, updates and related information to ELITRA concurrently with delivery to the first PathoSeq-TM- Database Customer. The fee associated with the transfer of such improvements or updates is [... *** ...] Dollars ($[... *** ...]) per release.

         2.6      ADDITIONAL COVENANTS.

                  2.6.1    [... *** ...]

                           (a)      [... *** ...]

                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       9.

[... *** ...]

                           (b)      [... *** ...]

                  2.6.2 RIGHT OF FIRST REFUSAL. In the event that during the [...***...] period following the Effective Date (the "RIGHT OF FIRST REFUSAL PERIOD"), ELITRA considers enabling the PathoSeq-TM- Database for use by subscribers over the Internet, then ELITRA shall provide Incyte with written notice thereof, and Incyte shall have a right of first refusal to be the exclusive distributor of the PathoSeq-TM- Database for use via the Internet in accordance with this Section 2.6.2. Incyte shall then have [...***...] after receipt of such notice to exercise, by written notice to ELITRA, a right of first refusal to be the exclusive distributor of the PathoSeq-TM- Database for use via the Internet. If Incyte notifies ELITRA within [...***...] that Incyte desires to negotiate for the right to be the exclusive distributor of the PathoSeq-TM- Database for use via the Internet, the parties shall negotiate in good faith for up to [...***...] from such notification regarding the terms pursuant to which Incyte would be the exclusive distributor of the PathoSeq-TM-Database for use via the Internet. Failure by Incyte to give notice of its interest or lack of interest in negotiating for such rights within [...***...]after receipt of written notice from ELITRA as described in the first sentence of this Section 2.6.2 shall be deemed to constitute a waiver by Incyte of its right of first refusal for the right to be the exclusive distributor of the PathoSeq-TM- Database for use via the Internet under this Section 2.6.2. In addition, failure of the parties to agree within such [...***...] negotiation period shall be deemed to constitute rejection by Incyte of the right to be the exclusive distributor of the PathoSeq-TM- Database for use via the Internet; PROVIDed, HOWEVER, that, during the Right of First Refusal Period, ELITRA shall not enter into any agreement with a third party for such third party to be the exclusive distributor of the PathoSeq-TM- Database for use via the Internet on terms less favorable to ELITRA than those terms last offered in good faith to Incyte by ELITRA under this Section 2.6.2 without first offering to Incyte the right to be the exclusive distributor of the PathoSeq-TM- Database for use via the Internet on the terms offered to such third party. After such [...***...] period, nothing shall preclude ELITRA from, on its own, enabling the PathoSeq-TM- Database for use by subscribers over the Internet either during the Right of First Refusal Period or thereafter.

                  In the event that, following compliance with the preceding paragraph, ELITRA grants to a third party the right to be a non-exclusive distributor of the PathoSeq-TM- Database for use via the Internet, ELITRA shall provide Incyte with written notice thereof, and Incyte shall be entitled to become a non-exclusive distributor of the PathoSeq-TM- Database for use via the Internet pursuant to reasonable terms and conditions to be agreed upon by the Parties, and in any


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       10.

event, at the same price and pursuant to other applicable terms as are then being offered by ELITRA to such third-party distributors. If ELITRA has entered into non-exclusive arrangements with more than one third-party distributor and Incyte elects to become a non-exclusive distributor pursuant to its right under this Section 2.6.2, ELITRA shall charge Incyte the same price and other applicable terms offered to the most-recently contracted third-party distributor.

                  2.6.3 LINK TO ELITRA'S WEBSITE. Incyte hereby agrees that, as promptly as practicable following the Effective Date and until the [... ***...] of the Effective Date, Incyte's website (currently located at www.incyte.com) shall include, on the appropriate page(s) (as mutually agreed by the Parties) of such website in which Incyte provides information regarding its products and services, a link to ELITRA's website (intended to be located at www.elitra.com), which link shall appropriately indicate the availability of the PathoSeq-TM- Database through ELITRA. As promptly as practicable following the Effective Date, the Parties shall mutually agree in good faith upon the placement, prominence and appearance of such link, and Incyte shall use its commercially reasonable efforts to implement and maintain the operation of such link on Incyte's website.

3.       LIABILITIES

         3.1 THIRD PARTY INTELLECTUAL PROPERTY. Subject to the warranties made hereunder as to each Party's knowledge of any third party rights that may be infringed by the uses of the Microbial Database Raw Data, the Microbial Database Source Code and the Microbial Dataflow Software as contemplated herein, ELITRA acknowledges that, in order to access or utilize the Microbial Database Raw Data, the Microbial Database Source Code and the Microbial Dataflow Software, ELITRA may be required to obtain licenses under third party patent rights or such other third party intellectual property rights, (including by way of example a Sybase, Silicon Graphics or Oracle license or a license under any third party patent rights on microbial sequences), and it is hereby agreed that it shall be ELITRA's responsibility, if necessary, to obtain such licenses, at ELITRA's expense. Attached hereto as SCHEDULE 3.1 is a true and complete list of third party software programs which are required for ELITRA to access and utilize the Microbial Database Raw Data, the Microbial Database Source Code and the Microbial Dataflow Software in conjunction with the PathoSeq-TM- Database.

         3.2      EXCLUDED LIABILITIES. Except as specifically set forth in
Section 3.1, ELITRA shall not be responsible for or assume any debts, liabilities or obligations of Incyte or any of its affiliates, known, unknown, contingent or otherwise (herein called the "EXCLUDED LIABILITIES"), whether or not relating to the Microbial Information or the PathoSeq-TM- Database Agreements, and all such Excluded Liabilities shall remain the sole obligation of Incyte or its affiliates (but only if and to the extent that Incyte or any of its affiliates is or would otherwise be liable for or obligated in respect of such Excluded Liabilities), including without limitation, any of the following liabilities:

                           (i)      any liability of Incyte or any of its
affiliates relating to or arising out of the operation or conduct by Incyte or any of its affiliates of any business;


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       11.

                           (ii)     any liability with respect to the Microbial
Information arising from accidents, events, occurrences, misconduct, breach of fiduciary duty or actions taken or omitted to be taken prior to the Effective Date, whether or not covered by insurance or in effect either at the time of the accident, event, occurrence or relevant conduct or at the time at which the claim with respect thereto is made, or any product liability claims for injuries, property damage or other losses arising with respect to inventory or products produced by Incyte or any of its affiliates;

                           (iii)    any liability for payment with respect to
services performed or goods acquired relating to the Microbial Information prior to the Effective Date, or any liability arising out of a breach occurring prior to the Effective Date of any provision of a Contract, and any misrepresentation or omission to make any statement at or prior to the Effective Date related to any Contract (including, without limitation, the PathoSeq-TM- Database Agreements).

4.       PAYMENTS

         4.1 FEES. Payments for the assignment of the Microbial Information, the licenses granted pursuant to Section 2.2 hereof and the Microbial Dataflow Agreement and Technology License Agreement, and the other services contemplated by Section 2.5 shall be:

                           (a)      Two Million Two Hundred Ninety Thousand
Dollars (US$2,290,000) in cash, against which ELITRA shall be entitled to credit the $375,000 already paid to Incyte pursuant to the Prior Agreement, and the remainder of which ($1,915,000) shall be paid in eleven (11) equal quarterly installments of $150,000 commencing on January 1, 2001, and a final quarterly payment of $265,000.

                           (b)      One Million Five Hundred Thirty-Eight
Thousand Four Hundred Sixty-Two (1,538,462) shares of ELITRA's preferred stock having a mutually agreed value and liquidation preference of $3.25 per share (the "Preferred Shares"), which Preferred Shares shall be issued to Incyte pursuant to a stock purchase agreement to be entered into concurrently herewith in the form attached hereto as EXHIBIT E (the "Stock Purchase Agreement"). In connection with the issuance of the Preferred Shares to Incyte, Incyte shall become a party to the existing Investor Rights Agreement between ELITRA and the holders of its preferred stock, a copy of which agreement is attached hereto as EXHIBIT F (the "Investor Rights Agreement"). The rights, preferences and privileges of the Preferred Shares shall be PARI PASSU with the Series C Preferred as set forth in the form of Amended and Restated Certificate of Incorporation attached as an exhibit to the Stock Purchase Agreement.

         All payments by Elitra under this Section 4.1 will be nonrefundable.

         4.2 SERVICE PAYMENTS. In addition to the amounts payable by ELITRA under Section 4.1 above, ELITRA shall purchase Two Million Seven Hundred Thousand Dollars ($2,700,000) of products, databases, and/or services made commercially available by Incyte during the three (3) year period following the Effective Date. ELITRA agrees that it shall purchase at least $500,000 of such products, databases and/or services during the one (1) year period commencing on the Effective Date ("YEAR 1") and at least $850,000 of such products,


                                       12.

databases and/or services during the one (1) year period commencing on the first (1st) anniversary of the Effective Date ("YEAR 2"); PROVIDED, HOWEVER, that if ELITRA requests under Section 2.5.2, that Incyte, as part of its consulting services, perform the Project, then (i) [... *** ...] or [... *** ...], and (ii) [... *** ...]

                           (a)      To the extent that ELITRA fails to purchase
an aggregate of $500,000 of such products, databases and/or services during Year 1, then ELITRA shall pay to Incyte at the end of Year 1 an amount in cash equal to the difference between $500,000 and the total dollar amount of products, databases and/or services actually purchased by ELITRA pursuant to this Section
4.2 during Year 1.

                           (b)      To the extent that ELITRA fails to make
purchases totaling, or otherwise pay to Incyte pursuant to this Section 4.2, an aggregate of $1,350,000 during Years 1 and 2 combined, then ELITRA shall pay to Incyte at the end of Year 2 an amount in cash equal to the difference between $1,350,000 and the total dollar amount previously paid to Incyte pursuant to this Section 4.2 (whether for products, databases and/or services or pursuant to subsection (a) above) during Years 1 and 2 combined.

                           (c)      To the extent that ELITRA fails to make
purchases totaling, or otherwise pay to Incyte pursuant to this Section 4.2, an aggregate of Two Million Seven Hundred Thousand Dollars (US$2,700,000) prior to the third (3rd) anniversary of the Effective Date, then ELITRA shall pay to Incyte on such third (3rd) anniversary of the Effective Date an amount in cash equal to the difference between Two Million Seven Hundred Thousand Dollars (US$2,700,000) and the total dollar amount previously paid to Incyte pursuant to this Section 4.2 (whether for products, databases and/or services or pursuant to subsections (a) and/or (b) above).

EXHIBIT G attached hereto sets forth a list of the products, databases and/or services made commercially available by Incyte as of the Effective Date that ELITRA may elect to purchase under this Section 4.2, together with the prices at which such products, databases and/or services are being commercially offered as of the Effective Date. Incyte further agrees to make available to ELITRA under the provisions of this Section 4.2 future products, databases and/or services that Incyte makes commercially available on a non-exclusive basis to third parties until the third (3rd) anniversary of the Effective Date. Without limiting the generality of the foregoing, ELITRA shall be entitled to apply purchases of consulting services pursuant to Section 2.5.2 towards its obligations under this Section 4.2. With respect to any purchase of products and/or services made by ELITRA under this Section 4.2, Incyte shall charge ELITRA the same price and other applicable terms, taken as a whole, as are then being offered by Incyte to its third-party customers for substantially similar products or services, taken as a whole, as applicable, and Incyte agrees to use commercially reasonable efforts to price such products, databases and/or services, taken as a whole, at a level competitive with similar products or services, as applicable, being offered by third parties.

         4.3 PATHOSEQ-TM- DATABASE SUBSCRIBER PAYMENTS AND LIFETOOLS-TM-PRODUCT REFERRAL PAYMENTS.

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       13.

                  4.3.1 At least [... *** ...] in advance of the expiration date of each PathoSeq-TM- Database Agreement, Incyte shall provide written notice to the applicable PathoSeq-TM- Database Customer of the expiration date of such PathoSeq-TM- Database Customer's subscription to the PathoSeq-TM-Database, which notice shall also inform such PathoSeq-TM- Database Customer that any renewal to such PathoSeq-TM- Database Agreement must be obtained through ELITRA and shall contain contact information for ELITRA consistent with the notice provisions of this Agreement. ELITRA shall pay to Incyte:

                           (a)      [... *** ...] of any revenues received by
ELITRA under PathoSeq-TM- database agreements entered into during the [... ***
 ...] following the Effective Date from each PathoSeq-TM- Database Customer that obtains continued access to the PathoSeq-TM- Database from ELITRA prior to or upon expiration of the applicable PathoSeq-TM- Database Agreement;

                           (b)      [... *** ...] of any revenues received by
ELITRA under PathoSeq-TM- database agreements entered into during the [... *** ...] following the Effective Date from each PathoSeq-TM- Database Customer that obtains continued access to the PathoSeq-TM- Database from ELITRA after expiration of the applicable PathoSeq-TM- Database Agreement; and

                           (c)      [... *** ...] of any revenues received by
ELITRA under PathoSeq-TM- database agreements entered into during the [... ***
 ...] following the Effective Date from subscribers other than the PathoSeq-TM-Database Customers who obtain access to the PathoSeq-TM- Database from ELITRA.

Provided that the product being sold by ELITRA in subsections (a) through (c) above is the same as the product being released by Incyte to PathoSeq-TM-Database Customers and during the period that Incyte provides the PathoSeq-TM-Database to PathoSeq-TM- Database Customers, Incyte agrees to provide ELITRA with the disks for distribution of such product to third parties who have signed an agreement with ELITRA for access to the PathoSeq-TM- Database as provided in this Section 4.3.1.

                  4.3.2 With respect to each license of the LifeTools-TM-Product by Incyte to ELITRA's subscribers of the PathoSeq-TM- Database who are referred to Incyte by ELITRA for the purposes of licensing the LifeTools-TM-Product (or any updated or enhanced versions of the LifeTools-TM- Product with substantially similar capabilities), Incyte shall pay to ELITRA [... *** ...] of the amount of the license fee received by Incyte with respect to such licenses entered into during the [... *** ...] following the Effective Date; PROVIDED, HOWEVER, that nothing contained in this subsection shall be construed as obligating Incyte to continue to market and commercially sell the LifeTools-TM-Product nor shall anything in this subsection be construed as Incyte providing ELITRA with the right to sublicense the LifeTools-TM- Product. In the event that Incyte determines to cease making the LifeTools-TM- Product commercially available, Incyte shall promptly provide written notice thereof to ELITRA, and ELITRA shall, for a period of [... *** ...] from such notice, have the right to elect to sublicense the LifeTools-TM- Product to ELITRA's subscribers of the PathoSeq-TM- Database. If ELITRA exercises such election, Incyte shall grant ELITRA the right to sublicense the LifeTools-TM- Product to ELITRA's subscribers of the PathoSeq-TM- Database. Except as provided below, no other payments will be


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       14.

required from ELITRA for such sublicensing right. ELITRA shall pay to Incyte [... *** ...] of the amount received by ELITRA with respect to such sublicenses which are entered into during the [... *** ...] following the expiration of such [... *** ...] period. In the event ELITRA obtains the right to sublicense the LifeTools-TM- Product to ELITRA's subscribers of the PathoSeq-TM- Database pursuant to the preceding sentence, Elitra's right to sublicense and all such sublicenses shall contain reasonable terms to be mutually agreed upon between the parties.

         All payments under this Section 4.3 shall be made in U.S. dollars to a bank account designated in writing by the Party entitled to such payments and shall be calculated and reported for each calendar quarter. All payments due hereunder shall be paid within 30 days of the end of each calendar quarter. Each such payment shall be accompanied by a report of revenues from subscriptions to the PathoSeq-TM- Database or licenses to the LifeTools-TM- Product by ELITRA's PathoSeq-TM- Database customers, as applicable, in sufficient detail to permit confirmation of the accuracy of the payment made. Each Party shall keep complete and accurate records pertaining to revenues from subscriptions to the PathoSeq-TM- Database or licenses to the LifeTools-TM- Product by ELITRA's PathoSeq-TM- Database customers, as applicable, in sufficient detail to permit the other Party to confirm the accuracy of payments due hereunder. Each Party shall have the right to cause an independent, certified public accountant to audit such records to confirm such payments prior to the fourth (4th) anniversary of the Effective Date. Prompt adjustments shall be made by the Parties to reflect the results of such audit. The Party causing such audit shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the payments due hereunder, in which case the audited Party shall bear the full cost of such audit.

         4.4      INCYTE INVESTMENT IN ELITRA.

                  4.4.1 PARTICIPATION IN NEXT PREFERRED STOCK FINANCING. At ELITRA's election, Incyte shall purchase in ELITRA's next private placement of equity securities with arm's-length financial investors (the "Private Placement") the lesser of (a) Two Million Dollars (US$2,000,000) of shares of ELITRA's Preferred Stock or (b) ten percent (10%) of the total shares being offered in such Private Placement. Shares purchased by Incyte will be purchased at the same price and on the same terms as ELITRA shares offered to other participating investors in such Private Placement. Shares purchased by Incyte must be priced at the same price as ELITRA shares offered to other participating investors in such Private Placement. Incyte shall execute the stock purchase agreement and related agreements executed by the other arm's-length financial investors in such Private Placement. Incyte's obligations under this Section
4.4.1 are conditioned upon such Private Placement closing within twelve (12) months of the Effective Date of this Agreement.

                  4.4.2 PRIVATE PLACEMENT CONCURRENT WITH ELITRA IPO. In the event that ELITRA undertakes an initial public offering of its Common Stock (the "IPO"), then, at ELITRA's election, Incyte shall purchase, in a private placement to close simultaneously with the completion of the IPO, an amount equal to the lesser of (i) Five Million Dollars (US$5,000,000) of shares of ELITRA's Common Stock or (ii) an amount equal to fifteen percent (15%) of the total number of shares being sold in the IPO (excluding shares that may be sold pursuant to the exercise of the underwriters' overallotment option), in either case, at the price per


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       15.

share to the public in the IPO. Incyte's obligations under this Section 4.4.2 are conditioned upon:

                           (a)      a minimum of Fifteen Million Dollars (US
$15,000,000) being raised by such IPO; and

                           (b)      such IPO must close within twenty-four (24)
months of the Effective Date of this Agreement.

         4.5 SHIPPING. Incyte shall pay any shipping, freight, mailing expenses and the like payable to third parties not affiliated with Incyte and arising out of obtaining Microbial Information and related Documentation under this Agreement and the transactions contemplated herein.

         4.6 PAYMENTS AND TAXES. Unless otherwise provided in this Agreement, ELITRA agrees to submit payments within thirty (30) days from receipt of invoice and all payments hereunder shall be made by bank wire transfer in immediately available funds to such account as Incyte shall designate before such payment is due.

         Incyte shall bear and pay any sales taxes and use taxes, if any, that may become payable in connection with this Agreement, the Technology License Agreement, and the Microbial Dataflow Agreement; PROVIDED, HOWEVER, that Incyte shall not be obligated to pay any taxes arising that may become payable in connection with Section 4.2 from a subsequent transfer of the Microbial Information, or any such products or services to any third party including ELITRA's affiliates.

         Unless otherwise provided in this Agreement, if a Party (the "Withholding Party") is required by any government authorities to withhold any tax on the amounts payable to the other Party under this Agreement, the Withholding Party shall be allowed to do so, and shall in such case remit payments to the other Party net of such withheld amount, provided that the Withholding Party furnishes the other Party with proof of payment of such withholdings as soon as practicable after such withholding in order that such other Party may use the withholding tax paid as a tax credit, provided that all access fees to be paid by ELITRA to Incyte under Section 4.1 of this Agreement shall be paid by ELITRA from the United States, and in the event that ELITRA assigns this Agreement in accordance with 8.2 hereof ELITRA or its assignee shall be responsible for the payment of such withholding tax in relation to access fees paid to Incyte under Section 4.1 of this Agreement.

         4.7 LATE PAYMENTS. Any amounts payable hereunder which are not paid when due shall bear interest, to the extent permitted by applicable law, at two percentage points over the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time, calculated on the number of days such payment is delinquent.

5.       TERMINATION OF LICENSES; DISPUTE RESOLUTION.

         5.1 TERMINATION OF LICENSES FOR BREACH. Failure by either Party (the "breaching Party") to comply with any of its material obligations under this Agreement shall entitle the other Party (the "non-breaching Party") to give to the breaching party written notice specifying the


                                       16.

nature of the default and requiring it to cure such default. If such default is not cured within sixty (60) days after the receipt of such notice, the non-breaching Party shall be entitled (subject to the provisions of Section 5.3), without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, immediately to terminate this Agreement. The right of a Party to terminate this Agreement shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

         5.2      EFFECT OF TERMINATION.

                  5.2.1 BY INCYTE. Subject to the provisions of Section 5.3, in the event of termination of this Agreement by Incyte for breach by ELITRA pursuant to Section 5.1, then the licenses granted by Incyte to ELITRA hereunder shall terminate and all right, title and interest to the Microbial Information, the LifeTools-TM- Product, the Common Code, the Patent Search Module, the Microbial Dataflow Software and the Linux Farm Technology, shall revert to Incyte, and it shall be ELITRA's obligation, at its expense, to discontinue use of the Microbial Information, the LifeTools-TM- Product, the Common Code, the Patent Search Module, the Microbial Dataflow Software and the Linux Farm Technology, and remove the Microbial Information, the LifeTools-TM- Product, the Common Code, the Patent Search Module, the Microbial Dataflow Software and the Linux Farm Technology, from each designated CPU, and promptly return any copies thereof to Incyte, or upon Incyte's written instruction, destroy all portions and copies of the Microbial Information, the LifeTools-TM- Product, the Common Code, the Patent Search Module, the Microbial Dataflow Software and the Linux Farm Technology, and thereafter relinquish its rights to the Microbial Information, the LifeTools-TM- Product, the Common Code, the Patent Search Module, the Microbial Dataflow Software and the Linux Farm Technology, including any rights to use, copy, modify, adapt or create derivative works with respect to same.

                  5.2.2 BY ELITRA. Subject to the provisions of Section 5.3, in the event of termination of this Agreement by ELITRA for breach by Incyte pursuant to Section 5.1, then the licenses granted by ELITRA to Incyte hereunder, with the exception of the license(s) required to fulfill Incyte's obligations to PathoSeq-TM- Database Customers under the PathoSeq-TM- Database Agreements, shall terminate.

         5.3 DISPUTE RESOLUTION PROCEDURES. If the Parties cannot resolve a dispute arising out of or in connection with this Agreement, then any Party may, by written notice to the other, have such dispute referred to their respective officers designated below or their respective successors, for attempted resolution by good faith negotiations within 30 days after such notice is received:

                  For Incyte:       President

                  For ELITRA:       President

Any such dispute which is not so resolved between the Parties or the designated officers of the Parties within such 30 day period shall, upon written notice from a Party to the other, be resolved by final and binding arbitration under the then current Licensing Agreement Arbitration Rules of the American Arbitration Association ("AAA"). If the claim is filed by a Party, the venue for


                                       17.

arbitration shall be proximate to that of the other Party. The arbitration shall be conducted by a panel of three arbitrators who are knowledgeable in the subject matter which is at issue in the dispute (the "PANEL"). Each Party shall have the right to appoint one member of the Panel, with the third member to be mutually agreed by the two Panel members appointed by the Parties, or, failing such agreement, shall be selected according to the AAA rules. In conducting the arbitration, the Panel shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery (and provided that the Panel shall permit such discovery deemed necessary to permit an equitable resolution of the dispute). The decision of the Panel shall be in writing and shall set forth the basis therefor. The Parties shall abide by all awards rendered in arbitration proceedings, and such awards may be enforced and executed upon in any court having jurisdiction over the Party against whom enforcement of such award is sought. The Panel shall also determine the steps, if any, that a Party should take to correct any failure or breach by such Party pertaining to any such dispute. The Parties shall share equally the Panel's fees and expenses. The decision of the Panel shall be final and may be enforced by the Party in whose favor it runs in any court of competent jurisdiction at the option of such Party. Nothing in this Agreement shall be deemed to prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party's intellectual property rights.

         5.4 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Termination of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination. Upon any termination of this Agreement, the following provisions will not terminate, but will continue in full force and effect: Sections 2.1 through 2.3 of Article 2 (Sale of Microbial Information; Licenses), except as otherwise provided in
Section 5.2; Sections 3.1 and 3.2 of Article 3 (Third Party Intellectual Property); Article 5 (Termination of Licenses; Dispute Resolution); Section 6.4 (Disclaimers); Article 7 (Indemnity); Article 8 (Miscellaneous Provisions); and any payment obligations pursuant to ELITRA's rights which have become due and payable under the appropriate sections of this Agreement prior to the termination or expiration of this Agreement.

6.       REPRESENTATIONS AND WARRANTIES; COVENANTS.

         6.1 REPRESENTATIONS AND WARRANTIES OF INCYTE. Incyte represents and warrants to ELITRA as follows:

                           (a)      Incyte has full corporate power and
authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Incyte. This Agreement has been duly executed and delivered by Incyte and constitutes a valid and binding obligation of Incyte, enforceable against it in accordance with its terms.

                           (b)      Neither the execution, delivery nor
performance of this Agreement by Incyte will conflict with or result in the breach of any agreement to which Incyte is a party or any instrument, document, law, regulation, judgment, order or decree by which it or its assets are bound.


                                       18.

                           (c)      There are no material adverse proceedings,
claims or actions pending, or to the best of Incyte's knowledge, threatened, relating to the Microbial Information or the PathoSeq-TM- Database Agreements as of the Effective Date of this Agreement which would materially interfere with Incyte's performance of its obligations under this Agreement. Further, Incyte shall disclose to ELITRA any material adverse proceedings, claims or action that arise and come to the knowledge of Incyte without undertaking a special investigation, relating to the Microbial Information or the PathoSeq-TM-Database Agreements, which would materially interfere with Incyte's performance of its obligations under this Agreement. Incyte agrees to use its commercially reasonable efforts to discharge its obligations under the PathoSeq-TM- Database Agreements in a manner that will not adversely affect ELITRA or its business as it relates to the Microbial Information.

                           (d)      Except for rights granted under the
PathoSeq-TM- Database Agreements, the [... *** ...]. Incyte is [... *** ...]. Except as set forth on Schedule 3.1, Incyte is [... *** ...].

                           (e)      Incyte requires [... *** ...] and
requiring [... *** ...] made within the [... *** ...] pursuant to [... *** ...].

                           (f)      For a period of [... *** ...] after
[... *** ...] are provided to [... *** ...]. This warranty does not apply to [... *** ...].

                           (g)      For a period of [... *** ...], Incyte
warrants that [... *** ...]. Incyte will, [... *** ...] Any such [... *** ...].

                           (h)      The term [... *** ...] means any
[... *** ...] to (a) [... *** ...] or (b) [... *** ...]

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       19.

[... *** ...]. Incyte represents and warrants that [... *** ...]. Without limiting this warranty, [... *** ...] will use a [... *** ...]. ELITRA acknowledges that [... *** ...]. Incyte's sole obligation if [... *** ...] will be to [... *** ...].

                           (i)      The [... *** ...] provided by
[... *** ...] on the [... *** ...] of this Agreement includes [... *** ...].
The foregoing [... *** ...].

         6.2 REPRESENTATIONS AND WARRANTIES OF ELITRA. ELITRA represents and warrants to Incyte as follows:

                           (a)      ELITRA has full corporate power and
authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ELITRA. This Agreement has been duly executed and delivered by ELITRA and constitutes a valid and binding obligation of ELITRA, enforceable against it in accordance with its terms.

                           (b)      Neither the execution, delivery nor
performance of this Agreement by ELITRA will conflict with or result in the breach of any agreement to which ELITRA is a party or any instrument, document, law, regulation, judgment, order or decree by which it or its assets are bound.

         6.3 COMPLIANCE WITH LAW. Each Party shall be responsible for compliance with all applicable product safety, product testing, product labeling, package marking, and product advertising laws and regulations with respect to its own activities and commercial products and services. Further, ELITRA and Incyte shall each comply with the regulations of the United States and any other relevant jurisdiction concerning any export or other transfer of technology, services, or products.

         6.4      DISCLAIMERS.

                           (a)      EXCEPT AS OTHERWISE PROVIDED IN THIS
AGREEMENT, INCYTE DOES NOT MAKE ANY AND EXPRESSLY DISCLAIMS ALL

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       20.

WARRANTIES WITH RESPECT TO THE TRANSFERRED INFORMATION WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY USAGE OF TRADE OR COURSE OF DEALING INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                           (b)      EXCEPT AS EXPLICITLY STATED HEREIN, NEITHER
PARTY WILL BE LIABLE FOR ECONOMIC, INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR EXEMPLARY DAMAGES, WHETHER CLAIMED UNDER CONTRACT, TORT OR ANY OTHER LEGAL THEORY ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT.

7.       INDEMNITY.

         7.1 INDEMNIFICATION BY INCYTE. Incyte shall indemnify and hold ELITRA and its directors, officers, employees, agents, representatives and affiliates harmless from and against any loss, liability, cost or expense (including, but not limited to, reasonable attorneys' fees and costs) arising from (i) [... *** ...], (ii) [... *** ...], (iii) [... *** ...], (iv)
[... *** ...], or (v) [... *** ...]; except to the extent such loss, liability, cost or expense (including attorney's fees and costs) is attributable to: (a) a violation of law, regulation or court order by ELITRA,
(b) a violation of any contractual or fiduciary duty (including misappropriation of trade secrets) owed by ELITRA to a third party, (c) recklessness or intentional misconduct of ELITRA, (d) any breach of this Agreement or misrepresentation contained herein by ELITRA, or (e) infringement by ELITRA (other than by use of the Microbial Information or the Microbial Dataflow Software or any portion thereof) of any third party's patent rights, copyrights or other intellectual property rights.

         7.2 INDEMNIFICATION BY ELITRA. ELITRA shall indemnify and hold Incyte and its directors, officers, employees, agents, representatives and affiliates harmless from and against any loss, liability, cost or expense (including, but not limited to, reasonable attorneys' fees and costs) arising from (i) [... *** ...], (ii) [... *** ...] or (iii) [... *** ...]; except to the extent such loss liability, cost or expense (including attorney's fees and costs) is attributable to: (a) a violation of law, regulation or court order by Incyte, (b) a violation of any contractual or fiduciary duty (including misappropriation of trade secrets) owed by Incyte to a third party, (c) recklessness or intentional misconduct of Incyte, (d) any breach of this Agreement or misrepresentation contained herein by Incyte, or (e) infringement by Incyte of any third party's patent rights, copyrights or other intellectual property rights.

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       21.

         7.3 PROCEDURES. If any claim is made against either Party under Sections 7.1 or 7.2 above for which indemnification is available hereunder, the indemnifying Party, at its option, shall:

                                    (i)      defend the other Party against such
claim;

                                    (ii)     acquire for the other Party the
right to continue using any Software or product licensed hereunder that is the subject of such claim;

                                    (iii)    replace any Software or product
licensed hereunder with other Software or product for which there exists no infringement claim, which serves materially the same purpose and function as the claimed infringing Software or product; or

                                    (iv)     modify the Software or product to
make it non-infringing;

PROVIDED, HOWEVER, that no Party shall have any liability or obligation to the other under this Section 7.3 if any such infringement claim is based upon or arises out of:

                  (a) any modification by the indemnified Party of any portion of any Software or data not authorized by the indemnifying Party in writing unless without such modifications the Software would be infringing;

                  (b) the use of the any Software or product in violation of the license granted in this Agreement; or

                  (c) a patent, copyright or other intellectual property right claim in which the indemnified Party or any affiliate thereof has any direct or indirect interest by license or otherwise; or

                  (d) use of old Software after receipt or replacement of modified Software under (iii) or (iv) above.

If the indemnifying Party elects (i) above, the indemnifying Party, at its expense, shall have the right to control the defense and settlement of any such claim and the indemnified Party shall reasonably cooperate with the indemnifying Party, at the indemnifying Party's expense, in such defense and settlement. If the indemnifying Party elects (iii) above, the indemnified Party shall return to the indemnifying Party the claimed infringing Software or product, along with any copies, duplicates and other manifestations thereof in whatever form.

This Section 7.3 states a Party's entire liability and obligation, and the other Party's exclusive remedy, for infringement with respect to the first Party's software.

8.       MISCELLANEOUS PROVISIONS.

         8.1 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.


                                       22.

         8.2 ASSIGNMENTS. Neither Party shall assign any of its rights or obligations hereunder except: (i) [... *** ...]; (ii) [... *** ...]; (iii) [... *** ...]; or (iv) [... *** ...]. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with the above shall be void. To the extent that any assignment by ELITRA hereunder would directly result in an increase in any withholding taxes for which Incyte is responsible under this Agreement, ELITRA shall be responsible for such additional taxes.

         8.3 NO TRADEMARK. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "INCYTE" or "ELITRA", or any other trade name or trademark of Incyte or ELITRA or their affiliates in connection with the performance of this Agreement.

         8.4 PUBLIC ANNOUNCEMENTS. Except as may otherwise be required by law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior consent of the other Party, such consent not to be unreasonably withheld. If this Agreement is determined to be material to the business of Incyte (or ELITRA) so that its disclosure is required by law or regulation, ELITRA (or Incyte) shall have the right to review and comment of the text of the disclosure prior to its release to the public. Notwithstanding the foregoing, the Parties agree to issue a joint press release in substantially the form attached hereto as EXHIBIT H (the "JOINT PRESS RELEASE") announcing the execution of this Agreement within thirty (30) days of the Effective Date (as mutually agreed by the Parties) and to coordinate and cooperate with each other, to the extent commercially reasonable, to obtain maximum benefit to the Parties with respect to the marketing of the transactions contemplated hereby. The Parties agree to consult with each other reasonably and in good faith with respect to the timing of such press release, and neither Party shall issue any other press release or other public statement regarding this Agreement or the subject matter hereof that is in any manner inconsistent with the Joint Press Release without the prior written consent of the other Party, provided that either Party may issue such press releases as it determines, based on the written advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. In addition, following the issuance of the Joint Press Release, either Party shall be free to disclose, without the other Party's prior written consent and to the extent consistent with the Joint Press Release, the existence of this Agreement, the identity of the other party and those terms of the Agreement which have already been publicly disclosed in the Joint Press Release.

         8.5 ENTIRE AGREEMENT OF THE PARTIES; AMENDMENTS. This Agreement and the other agreements between the Parties of even date herewith constitute and contain the entire

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                       23.

understanding and agreement of the Parties and cancel and supersede any and all prior negotiations, correspondence, representations, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof, including, without limitation, the Prior Agreement and all financial obligations of ELITRA to Incyte thereunder (whether or not accrued as of the Effective Date hereof); PROVIDED, HOWEVER, that the Confidential Disclosure Agreement between the Parties dated March 31, 2000 shall remain in full force and effect in accordance with its terms. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

         8.6 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to the conflicts of law principles thereof. The parties expressly exclude application of the United Nations Convention for the International Sale of Goods.

         8.7 NOTICES AND DELIVERIES. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by commercial overnight courier, or transmitted by telex telegram or telecopy (facsimile, with confirmed receipt) to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party (referred to herein as "NOTICE"). All notices shall be effective upon receipt.

                  If to Incyte, addressed to:

                  Incyte Genomics, Inc.
                  3160 Porter Drive
                  Palo Alto, CA  94304
                  Fax: (650) 845-4574
                  Attn:  Roy Whitfield, Chief Executive Officer

                  If to ELITRA, addressed to:

                  ELITRA Pharmaceuticals
                  3510 Dunhill Street
                  San Diego, CA  92121
                  Fax: (858) 410-3810
                  Attn:    Harry Hixson, Ph.D., Chief Executive Officer and
                           Chairman

         8.8 AFFILIATE PERFORMANCE. To the extent that any ELITRA Affiliate has access to the Microbial Dataflow Software, has the right to receive any other rights or benefits under this Agreement or otherwise is obligated to perform any obligations under this Agreement, ELITRA shall cause such ELITRA Affiliate to perform in full, when due, all applicable obligations under this Agreement to the same extent as if such ELITRA Affiliate were a party to this Agreement; provided, however, that nothing in this Section 8.8 shall expand the rights or benefits of ELITRA or ELITRA Affiliates, or the obligations of Incyte, beyond those otherwise expressly set forth in this Agreement. ELITRA shall guaranty timely performance in full by such ELITRA Affiliate of


                                       24.

all such obligations. A breach by such ELITRA Affiliate of any such obligation shall constitute a breach by ELITRA of this Agreement.

         8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.























                                       25.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.


INCYTE GENOMICS, INC.

By: /s/ Randy Scott
   -------------------------------------

Name: Randy Scott
     -----------------------------------

Title: President
      ----------------------------------

Date: 6/30/00
     -----------------------------------


ELITRA PHARMACEUTICALS INC.

By: /s/ Harry F. Hixson, Jr.
   -------------------------------------

Name: Harry F. Hixson, Jr.
     -----------------------------------

Title: Chief Executive Officer
      ----------------------------------

Date: 6/30/00
     -----------------------------------












                                       26.

                                    EXHIBIT A

                              INCYTE ISSUED PATENTS
                      MICROBIAL DATAFLOW AND USER INTERFACE


[... *** ...]















                                               *CONFIDENTIAL TREATMENT REQUESTED

[... *** ...]




















                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                              INCYTE ISSUED PATENTS
                           INCYTE PROPRIETARY PROGRAMS


[... *** ...]


                                      B-1      *CONFIDENTIAL TREATMENT REQUESTED

[... *** ...]


                                      B-2      *CONFIDENTIAL TREATMENT REQUESTED

[... *** ...]


                                      B-3      *CONFIDENTIAL TREATMENT REQUESTED

[... *** ...]


                                      B-4      *CONFIDENTIAL TREATMENT REQUESTED

[... *** ...]


                                      B-5      *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C

                              PATHOSEQ-TM- DATABASE

[... *** ...].

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT C-1

                        PATHOSEQ-TM- DATABASE SOURCE CODE

[... *** ...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

[... *** ...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT D

                        PATHOSEQ-TM- DATABASE AGREEMENTS

                                        AGREEMENT EXPIRATION DATE
           CLIENT                             (MONTH/YEAR)
           -----------------------   ---------------------------------
           [... *** ...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT E

                            STOCK PURCHASE AGREEMENT


                      (See Exhibit 10.12 attached hereto)

                                    EXHIBIT F

                            INVESTOR RIGHTS AGREEMENT


                      (See Exhibit 10.13 attached hereto)

                                    EXHIBIT G

                     INCYTE PRODUCTS, SERVICES AND DATABASES


COMMERCIALLY AVAILABLE INCYTE PRODUCTS AND LIST PRICING AS OF JUNE 2000

PRODUCT/SERVICE/DATABASE                             LIST PRICE
------------------------                             ----------
LifeSeq-Registered Trademark- Gold Database          $[... *** ...]

ZooSeq-TM- Database                                  $[... *** ...]

LifeExpress-TM- Database                             $[... *** ...]
(RNA and Protein Expression for both
Target ID and Lead Optimization,
including the OGS Proteomics Information)

Gene Expression Microarrays(GEM-TM-),                $[... *** ...]
including staphylococcus aureus and
candida albicans microarrays

Custom SNP Discovery                                 $[... *** ...]
(human)

Incyte Contract Sequencing                           Library Construction:
                                                     [... *** ...]

                                                     Pilot:
                                                     [... *** ...]

                                                     Sequencing:
                                                     [... *** ...]


Additional copies of CDs                             $[... *** ...]

Additional copies of manuals                         $[... *** ...]

ALL PRICING SUBJECT TO CHANGE


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT H

                               JOINT PRESS RELEASE


INCYTE AND ELITRA ANNOUNCE

ANTIMICROBIAL GENOMICS COLLABORATION

SAN DIEGO, CA, JUNE XX, 2000 -- Elitra Pharmaceuticals, Inc., a leader in antimicrobial drug discovery and development, and Incyte Genomics, Inc. (Nasdaq:
INCY), a leading genomic information company, announced today a collaboration in the field of antimicrobial genomics. Under the collaboration, Incyte will provide Elitra an exclusive license to Incyte's PathoSeq-TM- microbial sequence database technologies to use as a platform for its functional genomics programs. In addition, Elitra will obtain the right to market and sell the PathoSeq database to third parties in collaboration with Incyte. Elitra's right and license are subject to certain rights retained by Incyte and Incyte's customers, including rights and obligations in all existing PathoSeq agreements. As part of the collaboration, Incyte will receive equity in Elitra. Financial terms were not disclosed.

"We believe Elitra's technology offers substantial advantages in antimicrobial genomics and drug discovery," said Roy A. Whitfield, Chief Executive Officer of Incyte. "This combined technology platform provides an unparalleled combination for antimicrobial drug discovery, and will expand our investment in the field of antimicrobial functional genomics. The Agreement is part of Incyte's strategy to provide broad access to its genomic data and technologies."

Under the terms of the agreement, Elitra will obtain the right to integrate PathoSeq's microbial sequence information and database technology using source code developed by Incyte with its own proprietary functional genomics information for the identification of essential gene drug targets. Essential genes in pathogens are those required for growth and survival and therefore make ideal antimicrobial drug targets. Elitra will use the database to develop antimicrobial drugs both internally and in collaboration with corporate partners. To date, Elitra has identified over 800 such essential gene drug targets in pathogenic organisms.

"Elitra's primary purpose is to leverage this combination and create the world's premier antimicrobial functional genomics company," said Harry F. Hixson, Chairman and Chief Executive Officer of Elitra. "We will benefit from Incyte's many years of product development and investment in PathoSeq by using this platform to build our proprietary informatic programs. This alliance fits very well with our vision of being a leader in both antimicrobial functional genomics and antimicrobial drug discovery and development."

In the field of antimicrobial functional genomics, scientists analyze the genetic structure of disease-causing microorganisms to identify safer, more effective and targeted treatments of disease. The PathoSeq database currently contains genomic information for over 60 bacterial and fungal microorganisms integrated with Incyte's powerful bioinformatics software. The high quality, in-depth microbial sequence information found in PathoSeq is extremely useful for investigating pathogenic organisms and their impact on antibiotic drug discovery.

Elitra is a leader in antimicrobial functional genomics and is focused on the identification, development and commercialization of novel antimicrobial compounds that target essential gene products of pathogenic organisms. The Company employs ultra-rapid proprietary techniques for the identification of novel microbial essential gene drug targets and high throughput chemical screening against those targets.

Incyte Genomics, Inc. is the leading provider of an integrated platform of genomic technologies designed to aid in the understanding of the molecular basis of disease. Incyte develops and markets genomic databases and partnership programs, genomic data management software, microarray-based gene expression services, related reagents and services. These products, programs and services assist pharmaceutical and biotechnology researchers with all phases of drug discovery and development including gene discovery, understanding disease pathways, identifying new disease targets and the discovery and correlation of gene sequence variation to disease. For more information, visit Incyte's web site at www.incyte.com.